EXHIBIT 10.12

QUANEX BUILDING PRODUCTS CORPORATION

DIRECTOR

[STOCK-][CASH-]SETTLED

RESTRICTED STOCK UNIT AWARD AGREEMENT

[GRANTEE NAME]

Grantee

Date of Award:	<< >>

Number of Restricted Stock Units:	<< >>

General Vesting Schedule/Restricted Period:	[100% vested on the Date of Award.] [ years, with vesting in installments of % on the anniversary date of the Date of Award in each of the years.] [100% exercisable on . 0% exercisable prior to .]

AWARD OF RESTRICTED STOCK UNITS

1.	GRANT OF RESTRICTED STOCK UNIT AWARD. The Board of Directors (the “Board”) of Quanex Building Products Corporation, a Delaware corporation (the “Company”), subject to the terms and provisions of the Quanex Building Products Corporation 2008 Omnibus Incentive Plan, as amended (the “Plan”), hereby awards to you, the above-named Grantee, effective as of the Date of Award set forth above (the “Date of Award”), that number of restricted stock units set forth above (the “RSUs”), on the terms and conditions set forth in this Restricted Stock Unit Award Agreement (this “Agreement”).

[During the Restricted Period, t][T]he RSUs will be evidenced by entries in a bookkeeping ledger account which reflect the number of RSUs credited under the Plan for your benefit. [For purposes of this Agreement, the term “Restricted Period” means the period designated by the Board during which the RSUs are subject to forfeiture and restrictions on transfer (the “Forfeiture Restrictions”). The Restricted Period and all Forfeiture Restrictions on the RSUs covered hereby shall lapse as to those RSUs when the RSUs become vested in accordance with this Agreement]

Upon the earlier of (1) the date on which you cease to be a member of the Board for any reason or (2) the date on which there occurs a Change in Control (as such term is defined in the Plan) of the Company, the Company shall issue to you (or to your legal representative or heir) [cash in an amount equal to the fair market value of] one share of the Company’s common stock, $0.01 par value per share (the “Common Stock”), in exchange for each RSU that has vested on or prior to that date, and thereafter you shall have no further rights with respect to such RSU. [The Company shall cause to be delivered to you (or your legal representative or heir) a stock certificate representing those shares of the Common Stock issued in exchange for RSUs awarded hereby, and such shares of the Common Stock shall be transferable by you (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable federal or state securities law).]

2.	[CESSATION OF MEMBERSHIP/CHANGE IN CONTROL. Notwithstanding anything to the contrary in this Agreement, the following provisions will apply in the event you cease to be a member of the Board for any reason, or a Change in Control of the Company occurs, before the end of the Restricted Period under this Agreement.

Director

[Graded /Cliff Vesting]

Stock Settled—Cash Settled

2.1 Cessation of Board Membership Generally. Except as otherwise expressly provided to the contrary in this Section 2, if you cease to be a member of the Board for any reason before the end of the Restricted Period, then [                    ]1.

2.2 Change in Control of the Company. If a Change in Control (as such term is defined in the Plan) of the Company occurs while you are a member of the Board, then any remaining Forfeiture Restrictions shall lapse and your RSUs shall vest immediately prior to the occurrence of the Change in Control.

2.3 Disability. In the event you cease to be a member of the Board due to your Disability, any remaining Forfeiture Restrictions shall lapse and your RSUs (to the extent unvested) shall vest, in each case, on the date of such cessation of membership and on a prorated basis with respect to the number of RSUs determined by dividing the number of days during the period commencing on the later of the Date of Award and the last anniversary vesting date and ending on the date of your Disability by the total number of days between the later of the Date of Award or the last anniversary vesting date and the final vesting date as set forth above.

2.4 Death. In the event you cease to be a member of the Board due to your death, any remaining Forfeiture Restrictions shall lapse and your RSUs (to the extent unvested) shall vest, in each case, on the date of such cessation of membership and on a prorated basis with respect to the number of RSUs determined by dividing the number of days during the period commencing on the later of the Date of Award and the last anniversary vesting date and ending on the date of your death by the total number of days between the later of the Date of Award or the last anniversary vesting date and the final vesting date as set forth above.

2.5 Retirement. In the event you cease to be a member of the Board due to your Retirement, any remaining Forfeiture Restrictions shall lapse and your RSUs (to the extent unvested) shall vest, in each case, on the date of such cessation of membership and on a prorated basis with respect to the number of RSUs determined by dividing the number of days during the period commencing on the later of the Date of Award and the last anniversary vesting date and ending on the date of your Separation from Service by the total number of days between the later of the Date of Award or the last anniversary vesting date and the final vesting date as set forth above. For purposes of this Section 2.5, “Retirement” means your voluntarily ceasing to be a member of the Board on or after six years or two consecutive terms as a director.]

3.	NONTRANSFERABILITY. Notwithstanding anything in this Agreement to the contrary and except as specified below, the RSUs awarded to you under this Agreement shall not be transferable or assignable by you other than by will or the laws of descent and distribution. You may transfer the RSUs to (a) a member or members of your immediate family, (b) to a revocable living trust established exclusively for you or you and your spouse, (c) a trust under which your immediate family members are the only beneficiaries or (d) a partnership of which your immediate family members are the only partners. For this purpose, “immediate family” means your spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.

[1]	Treatment of unvested RSU’s in connection with a director’s cessation of service for reasons other than death, disability, or retirement, will be determined by the Board in its discretion on an award-by-award basis. In such an event, unvested RSU’s will be either forfeited in their entirety, vested in their entirety, or vested on a pro rata basis according to the number of days served by the director during the vesting period.

Director

[Graded /Cliff Vesting]

Stock Settled—Cash Settled

The terms applicable to the assigned RSUs shall be the same as those in effect for the RSUs immediately prior to such assignment and shall be set forth in such documents to be executed by the assignee as the Company may deem appropriate. You may also designate one or more persons as the beneficiary or beneficiaries of your outstanding RSUs under the Plan, and those RSUs shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon your death while holding those RSUs. Such beneficiary or beneficiaries shall take the transferred RSUs subject to all the terms and conditions of this Agreement. Except for the limited transferability provided by the foregoing, outstanding RSUs under the Plan shall not be assignable or transferable.

None of the Company, its employees or directors makes any representations or guarantees concerning the tax consequences associated with the inclusion of this provision in this Agreement or your transfer of the RSUs. It is your sole responsibility to seek advice from your own tax advisors concerning those tax consequences. You are entitled to rely upon only the tax advice of your own tax advisors.

[Further, any shares of Common Stock awarded hereunder may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. You agree that (a) the Company may refuse to cause the transfer of such shares to be registered on the stock register of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable federal or state securities law and (b) the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of such shares.]

4.	CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The existence of the RSUs shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

5.	RSUs DO NOT AWARD ANY RIGHTS OF A SHAREHOLDER. You shall not have the voting rights or any of the other rights, powers or privileges of a holder of the Common Stock with respect to the RSUs that are awarded hereby. [Only after shares of Common Stock are issued in exchange for your rights under this Agreement will you have all of the rights of a shareholder with respect to such shares.]

6.	PAYMENT OF DIVIDEND EQUIVALENTS. If during the period you hold any RSUs awarded hereby the Company pays a dividend in cash with respect to the outstanding shares of the Common Stock (a “Cash Dividend”), then the Company will pay to you in cash, an amount equal to the product of (a) the RSUs awarded hereby that have not been exchanged by the Company for cash and (b) the amount of the Cash Dividend paid per share of the Common Stock (the “Dividend Equivalent”). The Company shall pay to you currently (and in no case later than the end of the calendar year in which the dividends are paid to the holders of the Common Stock, or if later, the 15th day of the third month following the date the dividends are paid to the holders of the Common Stock) an amount equal to such Dividend Equivalents.

If during the period you hold any RSUs awarded hereby the Company pays a dividend in shares of the Common Stock with respect to the outstanding shares of the Common Stock, then the Company will increase the RSUs awarded hereby that have not then been exchanged by the Company for shares of the Common Stock by an amount equal to the product of (a) the RSUs awarded hereby that have not been exchanged by the Company for cash and (b) the number of shares of the Common Stock paid by the Company per share of the Common Stock (collectively, the “Stock Dividend RSUs”). Each Stock Dividend RSU will be paid in cash at the same time and on the same basis as such RSU.

Director

[Graded /Cliff Vesting]

Stock Settled—Cash Settled

7.	NOT A SERVICE OR EMPLOYMENT AGREEMENT. This Agreement is not a service or employment agreement, and no provision of this Agreement shall be construed or interpreted to create a service or employment relationship between you and the Company or any Affiliate or guarantee the right to remain as a director of or employed by the Company or any Affiliate for any specified term.

8.	[SECURITIES ACT LEGEND. If you are or become an officer or affiliate of the Company under the Securities Act of 1933, you consent to the placing on any certificate for the shares of Common Stock issuable under this Agreement of an appropriate legend restricting resale or other transfer of such shares except in accordance with such Act and all applicable rules thereunder.]

9.	LIMIT OF LIABILITY. Under no circumstances will the Company or an Affiliate be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan.

10.	[REGISTRATION. The shares of Common Stock that may be issued under the Plan are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8.]

11.	[SALE OF SECURITIES. The shares of Common Stock that may be issued under this Agreement may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. You also agree that (a) the Company may refuse to cause the transfer of the shares of Common Stock issued under this Agreement to be registered on the stock register of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable federal or state securities law and (b) the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the shares of Common Stock issued under this Agreement.]

12.	SECTION 409A OF THE INTERNAL REVENUE CODE. This Agreement and all payments made hereunder, are intended to meet the short-term deferral exception described under section 1.409A-1(b)(4) of the applicable Treasury regulations, or otherwise comply with, Section 409A, and this Agreement shall be interpreted so as to effect that intent. By accepting this Award, you acknowledge and agree that (a) you are not relying upon any written or oral statement or oral statement or representation of the Company, its Affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) regarding the tax effects associated with execution of this Agreement and the [Shares issued][payment made] made pursuant to the Plan, and (b) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. By accepting this Award, you thereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with the Award and this Agreement.

13.	MISCELLANEOUS. This Agreement is awarded pursuant to and is subject to all of the provisions of the Plan, including amendments to the Plan, if any. In the event of a conflict between this Agreement and the Plan provisions, the Plan provisions will control. The term “you” and “your” refer to the Grantee named in this Agreement. Capitalized terms that are not defined herein shall have the meanings ascribed to such terms in the Plan. This Agreement shall be binding on the Company’s successors and assigns.

Director

[Graded /Cliff Vesting]

Stock Settled—Cash Settled

In accepting the award of RSUs set forth in this Agreement you accept and agree to be bound by all the terms and conditions of the Plan.

QUANEX BUILDING PRODUCTS CORPORATION

[Name and Title of Executing Officer]

Director

[Graded /Cliff Vesting]

Stock Settled—Cash Settled

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